Exhibit 23.1
                             Consent of Accountants


                                      406
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                      CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the use in the Registration Statement on Form 10SB of our report dated October 15, 1999 relating to the financial statements as of and for the period March 15, 1999 to September 30, 1999 of Sixth Business Service Group, Inc., which appear in such Registration Statement.

      Tampa Bay, Florida
      December 8, 1999





                        KINGERY CROUSE & HOHL P.A.



                                      407
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